SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


Date of Report (Date of earliest event reported) August 26, 1996

                   BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)



        Pennsylvania                   0-10822                 25-1229323
(State of other jurisdiction   (Commission File Number)      (IRS Employer
     of incorporation)                                    Identification No.)


      300 Indian Springs Road, Indiana, Pennsylvania 15701
    (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code (412) 349-1811



_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)



Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
                On August 26, 1996, Biocontrol Technology, Inc. (NASDAQ:BICO) announced that 34 production models of its Diasensor 1000 noninvasive glucose sensor for diabetics are completed. The Company is currently revising its 510(k) submission and, although there can be no assurances, plans to resubmit it to the Food and Drug Administration (FDA) within 30 days.
                 The Company further stated that in September it will begin a series of visits to its Indiana, PA facilities by potential corporate partners and investment banking groups.
                 BICO has also produced a video walk-through tour of its R&D, manufacturing, and Calibration Centers.
          The video shows a patient being tested on the Diasensor 1000, and discusses the current status and future plans of the Diasensor 1000 project. The video is available from the Company by contacting their Public Relations or Investor Relations Depts.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not
               Applicable.

          (b)  Pro Forma Financial Information - Not Applicable.

          (c)  Exhibits-Press Release


                           SIGNATURES


      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BIOCONTROL TECHNOLOGY, INC.


                              by /s/ Fred E. Cooper
                                     Fred E. Cooper, CEO
DATED: August 26, 1996